PURCHASE AGREEMENT

          PURCHASE AGREEMENT (this "Agreement") dated as of August 24, 2001 between Dayton Ventures, Inc., a Cayman Islands corporation ("Seller") and DPL Inc., an Ohio corporation (the "Company").

          WHEREAS, the Company desires to purchase from the Seller, and the Seller desires to sell to the Company, twenty-two million (22,000,000) 8.5% Capital Securities of DPL Capital Trust I having an aggregate $550 million liquidation amount (the "Trust Preferred Securities");

          WHEREAS, in connection with the transactions contemplated by this Agreement, the Company and/or its subsidiaries intends to issue and sell securities providing aggregate proceeds of at least $550,000,000 to the Company and/or its subsidiaries (the "Financing");

          WHEREAS, the purpose of the Financing is to provide funds to the Company and/or its subsidiaries to consummate the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the foregoing and the representations and warranties contained in this Agreement, the parties agree as follows:

1. Purchase and Sale. On the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer and deliver to the Company, and the Company shall purchase from the Seller, the Trust Preferred Securities for a purchase price of $550,000,000 (the "Purchase Price"), payable in cash as set forth in Section 2 below.

2. Closing. The closing (the "Closing") of the purchase and sale of the Trust Preferred Securities shall be held at the offices of Simpson Thacher & Bartlett on the date of consummation of the Financing (the "Closing Date"). At the Closing, (i) the Company shall deliver to Seller, by wire transfer to a bank account designated in writing by the Seller, immediately available funds in an amount equal to the sum of (x) the Purchase Price and (y) all accrued and unpaid distributions on the Trust Preferred Securities through the Closing Date (which accrued and unpaid distributions shall be in the amount of $9,869,444.44 if the Closing takes place on August 30, 2001 or August 31, 2001 and shall increase by $129,861.11 for each day, if any, the Closing is delayed beyond August 31, 2001) and (ii) the Seller shall deliver to the Company certificates representing the Trust Preferred Securities duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

3. Seller Representations and Warranties. The Seller hereby represents and warrants to the Company:

       (a) Due Authorization. All consents, orders, approvals, and other authorizations, whether governmental, corporate or other, necessary for the execution, delivery and performance by the Seller of this Agreement and the transactions contemplated hereby have been obtained and are in full force and effect.

       (b) Valid and Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding

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               obligation of the Seller, enforceable against Seller in
               accordance with its terms, except that the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or other similar laws of general applicability now and hereafter in effect relating to or affecting the enforcement of creditor's rights.

       (c) No Conflicts. Neither the execution, delivery or performance of this Agreement by the Seller will conflict with, result in a breach or violation of, or constitute a default under (with or without notice, lapse of time or both): (i) any agreement or instrument to which the Seller is a party or by which the Seller or any of the Seller's properties or assets is bound or (ii) any statute, rule or regulation, or any order of any court, other governmental agency or arbitrator, applicable to the Seller or any of its properties or assets.

       (d) Good and Valid Title. Upon delivery of the certificate evidencing the Trust Preferred Securities to be sold by the Seller, against payment made pursuant to this Agreement, good and valid title to such Trust Preferred Securities, free and clear of liens, encumbrances, equities or claims, will pass to the Company.

4. The Company's Representations and Warranties. The Company hereby represents and warrants to the Seller:

       (a) Due Authorization. All consents, orders, approvals, and other authorizations, whether governmental, corporate or other, necessary for the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby have been obtained or made and are in full force and effect.

       (b) Valid and Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or other similar laws of general applicability now and hereafter in effect relating to or affecting the enforcement of creditor's rights.

       (c) No Conflicts. Neither the execution, delivery or performance of this Agreement by the Company will conflict with, result in a breach or violation of, or constitute a default under (with or without notice, lapse of time or both): (i) any agreement or instrument to which the Company or any of the Company's subsidiaries is a party or by which the Company or any of them or any of the Company's or their properties or assets is bound or (ii) any statute, rule or regulation, or any order of any court, other governmental agency or arbitrator, applicable to the Company, any of the Company's subsidiaries or any of the Company's or their properties or assets.

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5.     Best Efforts. The parties hereto will use their respective best efforts to effectuate this Agreement and the transactions contemplated thereby. The Company will use its best efforts to complete the Financing.

6. Amendment. Each party hereto agrees and confirms that: (i) any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by each affected party or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; and (ii) no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

7. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York. Any suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority in a court of competent jurisdiction in the State of New York, as each party hereto may elect, and each party hereby submits to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Both of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

8. Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns, including, without limitation, successors by merger.

9. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile signature(s).

10. Termination. Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Seller in the event that the Financing is not consummated on or before October 15, 2001 and, in the event of such termination, this Agreement shall be of no further force or effect and no party shall have any liability hereunder.

                          [Signature page to follow]




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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                      DPL INC.


                                      By:  /s/ Allen M. Hill
                                           -----------------------------------
                                           Name:  Allen M. Hill
                                           Title: President & CEO


                                     DPL CAPITAL TRUST I


                                      By:  /s/ Allen M. Hill
                                           -----------------------------------
                                           Name:  Allen M. Hill
                                           Title: Administrative Trustee


                                      DAYTON VENTURES, INC.


                                      By:  /s/ Scott Stuart
                                           ------------------------------------
                                           Name:  Scott Stuart
                                           Title:  Member


                                      DAYTON VENTURES, INC.


                                      By:  /s/ Scott Stuart
                                           ------------------------------------
                                           Name:  Scott Stuart
                                           Title:  President